UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) January 30, 2007

                           Challenger Powerboats, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

       Nevada                      000-30914                    88-0394012
 (State  or  other               (Commission                 (IRS  Employer
 jurisdiction of                 File  Number)              Identification  No.)
 incorporation)

           300 Westlink Dr, Washington, MO             63090
       (Address of principal executive offices)      (Zip Code)


Registrant's  telephone  number,  including  area  code        (636)  390-9000
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          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written  communications pursuant to Rule 425 under the Securities Act (17
CFR  230.425)

[   ]  Soliciting  material  pursuant  to Rule 14a-12 under the Exchange Act (17
CFR  240.14a-12)

[   ]  Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under the
Exchange  Act  (17  CFR  240.14d-2(b))

[   ]  Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under the
--------------------------------------------------------------------------------
Exchange  Act  (17  CFR  240.13e-4(c))
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ITEM  1.01     ENTRY  INTO  A  MATERIAL  AGREEMENT.

ITEM  2.01     COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

ITEM  3.02     UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

On January 30, 2007, we closed the acquisition of IMAR Group, LLC. On January 30, 2007 we entered into an Agreement of Purchase and Sale with IMAR Group, LLC, and its owners Mike Bullinger, Chuck Crary, Howard Dahl, Mark Overbye, Tom Shorma, William Schlossman, Gary Rutherford and North Dakota Development Fund, as Seller, to acquire substantially all of the ownership interests and assets of North Dakota-based IMAR Group, LLC, a manufacturer of Sugar Sand recreational jet boats and licensee of Gekko recreational tow boats. In addition to all of the ownership interests and assets of IMAR, we agree to enter into a Transfer Agreement under which Mr. Overbye will transfer all of his rights in various Gekko Sports Corporation related assets to us.

As consideration for the acquisition, we paid total cash compensation of $256,500 and a total of 3,000,000 shares of our restricted common stock to Messrs. Bullinger, Crary, Dahl, Shorma and Schlossman, all to be distributed on a pro rata basis. The shares are subject to a lock-up that restricts them from sale for a period of eighteen months from the date of issuance of the shares. We also granted these individuals two Promissory Notes, one in the amount of $1,680,778 with interest at a fixed rate of 8% per annum, and one in the amount of $1,151,500 with interest at a fixed rate of 10% per annum, to be distributed pro rata among these individuals. Under the terms of these Notes, the first payment shall be due on February 28, 2007 and continuing on the same day of each month thereafter until July 28, 2008, at which time the entire unpaid principal balance and all accrued interest shall be due and payable. We shall have full prepayment privileges at any time without prepayment penalty. Interest on these Notes is computed daily on the basis of a 365-day year, for each day all or any part of the principal balance hereof shall remain outstanding. Payments not received within 15 days of the due date shall be considered late and shall be subject to a late charge based on the rate of 1% per month. We will be in default under the Notes if we fail to make a payment under the Notes when due, if we fail to perform under the Notes or any related agreement, a receiver is appointed for our or our guarantor's property, an assignment is made for the benefit of our or our guarantor's creditors, a proceeding is commenced by or against us or our guarantor in Bankruptcy, if we fail to perform under the Agreement of Purchase and Sale, or if we cease all IMAR business operations in Fargo, North Dakota within eighteen months from January 29, 2007. In the event we default under either of the Notes, the Holders may declare the entire unpaid principal balance on the Note in default and all accrued interest immediately due, after 30 days notice. Payment on the Notes is secured by the security interest in the assets set forth in the Agreement of Purchase and Sale dated January 30, 2007, and a guaranty granted by Dutchess Private Equities Fund, Ltd. as set forth in the Guarantee Agreement, dated January 30, 2007. The guaranty granted on the Note of $1,151,500 by Dutchess is limited to $619,000.

As part of the Agreement of Purchase and Sale, we agreed to guaranty the $275,000 Mercury Marine and a GE letter of credit with State Bank of Fargo. This letter of credit is further secured, along with the Notes issued under the Agreement of Purchase and Sale, by the Guarantee Agreement with Dutchess.

Through IMAR Group, LLC, our recently acquired wholly-owned subsidiary, we entered into an Asset and Technology Acquisition Agreement with Mark Overbye and Gekko Sports Corporation on January 30, 2007. We acquired the ownership rights, title and interests in the assets and technology of Gekko Sports Corporation, including patents, trademarks, trade names, trade secrets and goodwill ("Assets and Technology").

In consideration for the Assets and Technology, as well as wages, royalties, commissions and other amounts owed to Mr. Overbye, personally, or Gekko under a prior Technology, Transfer, License or Royalty Agreement by and between Gekko and IMAR, we agreed to pay total cash compensation of $670,000 at the closing of the transaction as set forth in a Promissory Note payable with interest at a fixed rate of 10% per annum. Under the terms of the Note, the first payment shall be due on February 28, 2007 and continuing on the same day of each month thereafter until July 28, 2008, at which time the entire unpaid principal balance and all accrued interest shall be due and payable. We shall have full prepayment privileges at any time without prepayment penalty. Interest on this
Note is computed daily on the basis of a 365-day year, for each day all or any part of the principal balance hereof shall remain outstanding. Payments not received within 15 days of the due date shall be considered late and shall be subject to a late charge based on the rate of 1% per month. We will be in default under the Note if we fail to make a payment under the Note when due, a receiver is appointed for our or our guarantor's property, an assignment is made for the benefit of our or our guarantor's creditors or a proceeding is commenced by or against us or our guarantor in Bankruptcy. In the event we default under the Note, Mr. Overbye may declare the entire unpaid principal balance on the Note and all accrued interest immediately due, after 30 days notice. The Note is secured by the security interest in the Assets set forth in the Security Agreement.

We also agreed to issue Mr. Overbye 625,000 shares of our restricted common stock subject to a Leak-Out Agreement, and warrants to purchase 125,000 shares of our common stock at a strike price of $0.15 and 125,000 shares of our common stock at a strike price of $0.20. The warrants shall vest on January 29, 2009 and resale of the warrants is subject to the Leak-Out Agreement.

In addition, we entered into a two-year Employment Agreement with Mr. Overbye. Under the terms of the Employment Agreement, Mr. Overbye will serve as Marketing Director of Challenger Powerboats and Challenger subsidiary companies, Marine Holdings, Inc. and IMAR Group, LLC. Under the terms of the Employment Agreement we agreed to compensate Mr. Overbye with a base salary of $100,000 per year which may be increased at the discretion of our Chief Executive Officer. Mr. Overbye is also entitled to receive a quarterly cash bonus of up to five percent (5%) of his base salary. The cash bonus will be calculated based on actual performance applied to performance metrics, as well as a discretionary portion to be determined by our Chief Executive Officer and our Board of Directors. The metrics are to be mutually agreed upon by our Board of Directors, our Chief Executive Officer and Mr. Overbye.

The Promissory Note of $670,000 under the Asset and Technology Acquisition Agreement, as well as each debt, liability and obligation which IMAR Group or Challenger Powerboats may now or at any time hereafter owe to Overbye or Gekko Sports Corporation pursuant to such Asset and Technology Acquisition Agreement, is secured pursuant to a Security Agreement entered into on January 29, 2007 between IMAR Group and Challenger Powerboats on one hand and Mark Overbye and Gekko Sports Corporation on the other hand. Under the terms of the Security Agreement, IMAR and Challenger granted Mr. Overbye and Gekko a security interest, subject to security interests held by other lenders to Challenger and its subsidiaries, in and to the following property (i) certain assets, trademarks and domain names; (ii) any adaptation, modification, improvement, or enhancement of the foregoing; and (iii) all of the pending and issued patents and patent applications as well as any continuations, continuations-in-part, divisional applications, and any Letters Patent issued there from including reissues, together with all non-U.S. counterparts; together with all substitutions and replacements for and products and proceeds of any of the foregoing property.

As described above, in connection with the acquisition of IMAR and the Assets and Technology of Gekko, we issued an aggregate of 3,625,000 shares of unregistered common stock on January 30, 2007 and warrants to purchase 125,000 shares of common stock at a strike price of $0.15 and warrants to purchase 125,000 shares of common stock at a strike price of $0.20.

For these issuances, we relied on the exemption from the registration requirement of the Securities Act provided by Rule 506 of Regulation D. All of the individuals who received such unregistered shares in connection with the acquisition were either accredited investors (as that term is defined in Rule 501(a) of Regulation D), or alone or through a purchaser representative had such knowledge and experience in financial and business matters as to be capable of evaluating the risks of the investment, and all of whom received information regarding Challenger Powerboats, Inc., IMAR Group, LLC and the acquisition transaction. All stock certificates bear a restrictive legend stating that the shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

The foregoing description of the terms and conditions of the agreements is qualified in its entirety by, and made subject to, the more complete information set forth in the Agreement of Purchase and Sale, Promissory Notes, Guaranty Agreement, Asset and Technology Acquisition Agreement, Security Agreement,
Employment Agreement, Leak-out Agreement, and Common Stock Purchase Warrants, filed as exhibits 10.1 through 10.11, and incorporated herewith.

This report contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could,"
"will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

Financial information and pro forma financial information of IMAR, as required by Item 9.01 of Form 8-K in connection with the acquisition of IMAR (as described in Item 2.01 above) is expected to be filed by amendment not later than 71 calendar days after the date the initial report on Form 8-K was required to be filed in accordance with Item 9.01 of Form 8-K.

EXHIBITS  (c)

EXHIBIT  NUMBER     DESCRIPTION
---------------     -----------

10.1 Agreement of Purchase and Sale between the Company and IMAR Group, LLC, dated January 30, 2007 (filed herewith).

10.2 Promissory Note among the Company and Mike Bullinger, Chuck Crary, Howard Dahl, Tom Shorma, and Bill Schlossman, dated January 29, 2007 (filed herewith).

10.3 Promissory Note among the Company and Mike Bullinger, Chuck Crary, Howard Dahl, Tom Shorma, and Bill Schlossman, dated January 29, 2007 (filed herewith).

10.4 Guaranty Agreement among the Company, Dutchess Private Equities Fund, Ltd., and Howard Dahl, Chuck Crary, Tom Shorma, William Schlossman, and Michael Bullinger, dated January 30, 2007 (filed herewith).

10.5 Asset and Technology Acquisition Agreement between IMAR Group, LLC, and Mark Overbye and Gekko Sports Corporation, dated January 30, 2007 (filed herewith).

10.6 Security Agreement between the Company and IMAR Group, LLC, and Mark Overbye and Gekko Sports Corporation, dated January 29, 2007 (filed herewith).

10.7 Employment Agreement between the Company and Mark Overbye, dated January 1, 2007 (filed herewith).

10.8 Leak-out Agreement between the Company and Mark Overbye, dated January 29, 2007 (filed herewith).

10.9 Promissory Note between the Company and Mark Overbye, dated January 29, 2007 (filed herewith)

10.10    Common  Stock  Purchase Warrant, dated January 28, 2007
(filed herewith).

10.11    Common  Stock  Purchase Warrant, dated January 28, 2007
(filed herewith).


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Challenger Powerboats,  Inc.
                                            ----------------------------
                                                    (Registrant)
Date    February  7,  2007
        ------------------
                                              /s/  Laurie  Phillips
                                              ---------------------
                                                   (Signature)
                                              Print  Name:  Laurie  Phillips
                                              Title:  Chief  Executive  Officer